UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

McKESSON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

McKesson 2017 Annual Meeting of Stockholders Meeting Date: July 26, 2017

Executive Summary Compensation Plans Align Pay with Performance CEO pay magnitude continues to decline Realizable pay graph shows strong alignment between CEO pay and Company performance Recent compensation plan changes reflect shareholder feedback and are intended to strike the right balance of pay for performance, executive retention and attraction of a diversified workforce Robust and Evolving Governance Practices McKesson values shareholder feedback in the evolution of our governance practices McKesson engaged with over 60% of our shareholder base since the 2016 Annual Meeting Since the 2016 Annual Meeting, McKesson made the following changes as a result of shareholder feedback: Enhanced disclosure and Board oversight of corporate political contributions Increased focus on sustainability, including Board oversight and review of the Company’s sustainability and corporate responsibility practices Independent, Experienced and Diverse Board 7 of 8 director nominees are independent, including a Lead Independent Director with robust duties, bringing a balance of industry-specific and functional expertise McKesson is a leader in board diversity; one-half of McKesson’s 2017 director nominees are diverse and women have held three Board seats since 2002 We ask for your support at our 2017 Annual Meeting

Governance Highlights McKesson is committed to sound and effective governance practices, including active shareholder engagement

Our Board: Independent, Experienced and Diverse McKesson Leading on Board Diversity One-half of McKesson’s 2017 director nominees are diverse Women have held three Board seats since 2002 for which McKesson was recognized as an Honor Roll member for the second year in a row by 2020 Women on Boards McKesson directors’ diverse backgrounds, skills and experiences align with business strategy and contribute to an effective and well-balanced Board Board Skills & Experience Align with Business Strategy

Management Team Delivers Sustained Performance TOP LINE GROWTH $198.5B Total Revenues 5% Growth on a constant currency basis BOTTOM LINE RESULTS $4.7B Operating Cash Flow 4% Adjusted EPS Growth *Cumulative TSR is calculated as stock price appreciation (or reduction) over the measurement period, including reinvestment of dividends when paid, divided by the stock price at the beginning of the period.

Compensation Plans Align Pay with Performance Short-Term Incentive Pay Payouts under cash-based annual plan down 20% from FY 2016 to FY 2017 CEO’s target annual cash incentive opportunity remains flat since May 2008 (ninth consecutive year) Overall Compensation & Salary CEO’s total reported compensation declined (fourth consecutive year) CEO’s base salary remains unchanged since May 2010 (seventh consecutive year) Payouts under cash-based long-term plan down 40% from FY 2016 to FY 2017 Stock price performance resulted in no payout of shares under FY 2015-2017 Total Shareholder Return Unit program Stock option grants made in FY 2015, FY 2016 and FY 2017 all underwater at fiscal year-end Long-Term Incentive Pay

Total Shareholder Return of 75% CEO Direct Pay Down 27% (1) Total shareholder return (“TSR”) assumes $100 invested at the close of trading on March 31, 2012 and the reinvestment of dividends. (2) Total direct compensation (“TDC”) refers to total compensation disclosed in the Summary Compensation Table minus the amount displayed under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column. We exclude this amount because it does not reflect Compensation Committee decisions based on Company or individual performance. Total Shareholder Return(1) vs. CEO Total Direct Compensation(2)

Realizable Pay: CEO Pay Aligned with Performance

- The gray bars in the graph represent values disclosed in the Summary Compensation Table (SCT) and actual payouts of the Management Incentive Plan (MIP - annual cash incentive) and Long-Term Incentive Plan (LTIP – long-term cash incentive)
- The blue bars in the graph include outstanding long-term incentive awards at target payout using our stock price at the end of FY 17
- This is a conservative methodology, since some outstanding awards might not ever ultimately vest
- Because 100% of our CEO's long-term incentives are directly tied to stock price or operational metrics, our CEO's realizable pay is materially lower than reported SCT amounts over the same period
- Declining MIP payouts further reinforce pay for performance alignment over the same measurement period

CEO Summary Compensation Table Pay vs. Realizable Pay at March 31, 2017



$150
$125
$100
$75
$50
$25
$0
TSR in Dollars
$100
$129
$90
$85
$24.84M
$9.97M
$23.65M
$12.43M
$20.14M
$12.77M
FY 2014
FY 2015
FY 2016
FY 2017
SCT Value
Realizable Value
TSR

The following pay elements are included in both SCT and realizable pay.

CEO Pay (denoted in thousands)	FY 2015		FY 2016		FY 2017	
	SCT Value	Realizable Value	SCT Value	Realizable Value	SCT Value	Realizable Value
Base Salary	$1,680	$1,680	$1,680	$1,680	$1,680	$1,680
MIP	$5,292	$5,292	$4,234	$4,234	$3,402	$3,402
Long-Term Incentives	$17,504	$2,634	$17,374	$6,152	$14,470	$7,101
All Other Comp.	$368	$368	$362	$362	$588	$588
Total Compensation	$24,844	$9,974	$23,650	$12,427	$20,140	$12,771

8

McKESSON

FY 2017 Compensation is Heavily Performance-Based Incentive Pay Element Performance Metric Target Pay  Management Incentive Plan (annual cash incentive) Adjusted EPS   150% of base salary Adjusted OCF Individual Modifier  Long-Term Incentive Plan (long-term cash incentive)  Cumulative Adjusted OCF 20% of target LTI value Average ROIC Total Shareholder Return Units (long-term equity incentive) MCK TSR vs. S&P 500 Health Care Index 40% of target LTI value Stock Options (long-term equity incentive)  Stock Price 40% of target LTI value FY 2017 CEO Incentive Pay FY 2017 CEO Compensation Mix

Item 5. Independent Board Chairman Board Perspectives on Shareholder Proposals Given the robust Lead Independent Director role, the need for Board flexibility to select Chairman best suited to drive shareholder value, and the strong financial performance under current leadership, the Board recommends a vote “AGAINST” The Company’s structure is working effectively as evidenced by the strong financial performance during Mr. Hammergren’s tenure as Chairman/CEO Mr. Hammergren’s in-depth knowledge of the healthcare industry and the Company’s complex businesses and operations best equips him to lead and focus the Board on the most critical issues Effective Company Structure Board Should Select Leadership Structure Board uses its judgment to select the most qualified and appropriate individual to serve as Chairman at any given time based on the needs of the Company Board selected an independent director as Chairman in the past, and may do so again in the future Robust Lead Independent Director role provides management oversight and independent leadership since July 2013 Strong Lead Independent Director

Best-in-Class Lead Independent Director Duties and Powers On May 24, 2017, the Board of Directors reelected Edward A. Mueller to serve a two-year term as the Board’s Lead Independent Director, effective July 26, 2017. Lead Independent Director Duties and Powers Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors Serve as liaison between the Chairman and the independent directors Approve Board meeting agendas Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items Call meetings of the independent directors, as appropriate Lead the Board’s annual evaluation of the CEO succession process Lead the Board’s annual evaluation of directors and the CEO If requested by major shareholders, ensure that he or she is available for consultations and direct communication Carry out the responsibilities of the Lead Independent Director specified in the Company's CEO Absence Event Management Process Upon the occurrence of a temporary or permanent incapacity or disability or other similar temporary or permanent absence of the Chairman, assume the day-to-day duties and authorities of the Chairman on an interim basis Recommend to the Governance Committee membership of various Board committees, as well as selection of committee chairs Retain, or recommend retention of, independent legal, accounting, consulting and other advisors Assist in assuring compliance with, and implementation of, the Corporate Governance Guidelines

Item 6. Right to Act by Written Consent Board Perspectives on Shareholder Proposals Shareholders Have Right to Call a Special Meeting Committed to Governance Best Practices In recent years, McKesson has enhanced its governance practices, including: Proxy Access, No Supermajority Vote Provisions, No Poison Pill, Robust Lead Independent Director role, Declassified Board, and Disclosure of Political Contributions Shareholders have opportunity to communicate directly with members of the Board, including the Lead Independent Director A By-Law amendment in 2013 established the right to call a special meeting of shareholders for record holders who have held a net long position of at least 25% of the Company’s outstanding shares for at least one year Given shareholders’ right to call a special meeting, and the lack of notice and other protections for shareholders in the written consent context, the Board recommends a vote “AGAINST” Not in Best Interest of Company or Shareholders Permits shareholders to take action without input from, and notice and dissemination of corresponding materials to, all of our shareholders No requirement to satisfy any holding requirements with respect to our common stock Does not give Board sufficient opportunity to analyze actions and make recommendations

McKesson is Committed to Diversity, Inclusion and Pay Equity   i care McKesson’s core values – our ICARE shared principles – provide us with a foundation for fostering an inclusive workplace while ILEAD, our leadership values, provides for the development of diverse and inclusive teams. McKesson’s Diversity Council, an executive-level body, is responsible for ensuring that the enterprise’s diversity strategy is understood and embraced at all levels of our Company. Senior leaders are expected to be proactive in recruiting and retaining diverse teams and, to make that real, McKesson has tied diversity goals to the compensation of our leaders. McKesson is committed to providing equal opportunity for all applicants and employees. Our Equal Employment Opportunity Policy prohibits employment decisions, including compensation decisions, based on protected characteristics such as gender or race. McKesson’s compensation programs use quantifiable guiding principles and are designed to drive equitable pay decisions. The Company has systems in place to address employee pay concerns. As a result, McKesson is confident that its compensation practices will address and eliminate any unexplained pay inequities that are identified, including with respect to gender and race. icare Diversity and inclusion are integral to McKesson’s culture, and pay equity is fundamental to McKesson’s compensation systems

Political Contributions Disclosure View a complete list of McKesson’s 2016 corporate political contributions at http://www.mckesson.com/about-mckesson/public-affairs/political-engagement Political Contributions Transparency Governance Committee reviews contributions and related policies Enhanced Board Oversight Trade Association Transparency The Company discloses annual payments to health policy, industry and/or trade organizations in excess of $50,000 on its website McKesson prohibits trade associations, and other tax-exempt organizations, such as 501(c)(4)s, from using our corporate funds for political purposes McKesson voluntarily discloses corporate political contributions to state and local candidates, parties, committees, ballot measures, and political organizations on its website This report also includes payments to entities organized under Section 527 of the Internal Revenue Code Political Contribution Policy McKesson does not make “independent expenditures” or “Super PAC” contributions Political contributions must be reviewed by outside counsel, approved by the Senior Vice President of Public Affairs, with contributions greater than $1,000 approved by the CEO McKesson uses rigorous objective criteria that promote the interests of the Company

McKesson Strives to Operate in an Environmentally Sustainable Way Environmental Sustainability Disclosure: We also report our environmental impacts to the Carbon Disclosure Project (CDP) McKesson’s commitment to environmental sustainability focuses on costs savings, reducing our carbon footprint and our impact on the planet, while ensuring the long-term financial viability of our Company A core tenet of our Company is operational excellence. We continually seek business efficiencies that also ameliorate environmental impact and result in reducing greenhouse gas emissions. We have standard operating procedures for environmental, health and safety McKesson’s Real Estate group initiative to consolidate and benchmark environmental data, and work towards internal target-setting for CO2 reductions Every year, we publish an update on our progress via our Corporate Social Responsibility report, which references Global Reporting Initiative guidelines. To learn more, please visit: www.mckesson.com/csr We have standardized a path to LEED and WELL certification for our office buildings Board-level review of environmental sustainability. Senior stakeholders are engaged, including executive management Supporting the communities in which we operate is a core value demonstrated through McKesson’s employee volunteer programs Multi-year decrease in our sales fleet CO2 emissions. Via telepresence technology we also reduced emissions from employee travel The Board has oversight and reviews the Company’s sustainability and corporate responsibility practices

Executive Summary Compensation Plans Align Pay with Performance CEO pay magnitude continues to decline Realizable pay graph shows strong alignment between CEO pay and Company performance Recent compensation plan changes reflect shareholder feedback and are intended to strike the right balance of pay for performance, executive retention and attraction of a diversified workforce Robust and Evolving Governance Practices McKesson values shareholder feedback in the evolution of our governance practices McKesson engaged with over 60% of our shareholder base since the 2016 Annual Meeting Since the 2016 Annual Meeting, McKesson made the following changes as a result of shareholder feedback: Enhanced disclosure and Board oversight of corporate political contributions Increased focus on sustainability, including Board oversight and review of the Company’s sustainability and corporate responsibility practices Independent, Experienced and Diverse Board 7 of 8 director nominees are independent, including a Lead Independent Director with robust duties, bringing a balance of industry-specific and functional expertise McKesson is a leader in board diversity; one-half of McKesson’s 2017 director nominees are diverse and women have held three Board seats since 2002 We ask for your support at our 2017 Annual Meeting

2017 Annual Meeting of Stockholders This information is being provided to shareholders in addition to the proxy statement filed by McKesson Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 16, 2017. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Even if voting instructions for your proxy have already been given, you can change your vote at any time before the annual meeting by giving new voting instructions as described in more detail in the proxy statement. The proxy statement, and any other documents filed by the Company with the SEC, may be obtained free of charge at www.sec.gov and from the Company’s website at www.mckesson.com.